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                                                                     EXHIBIT 8.1


                     [Letterhead of Vinson & Elkins L.L.P.]



                                January 10, 2002


Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Ladies and Gentlemen:

         We have acted as counsel for Chesapeake Energy Corporation, an Oklahoma corporation (the "Company") with respect to the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act") of the resale from time to time of shares of the Company's 6.75% Cumulative Convertible Preferred Stock (the "Preferred Stock") and the Company's common stock, par value $.01 per share, issuable upon conversion of the Preferred Stock.

         In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and that the Preferred Stock and the Company's common stock, par value $.01 per share, issuable upon conversion of the Preferred Stock will be sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

         We are of the opinion that the statements contained in the prospectus constituting a part of the Registration Statement under the caption "FEDERAL INCOME TAX CONSIDERATIONS," as qualified therein, constitute an accurate description, in general terms of the United States federal income tax laws referred to therein.

         We are members of the bar of the State of Texas. The opinions expressed herein are limited exclusively to the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.


                                               Very truly yours,

                                               /s/ VINSON & ELKINS L.L.P.
                                                   ---------------------------
                                                   Vinson & Elkins L.L.P.